March 29, 2002

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission

Division of Corporation Finance

450 Fifth Street, N.W.

Washington, D.C. 20549

Re:     File Nos. 1-12869 and 1-1910

Form 10-K for the year ended December 31, 2001

Ladies and Gentlemen:

We are transmitting to you the Form 10-K of Constellation Energy Group, Inc. and Baltimore Gas and Electric Company for the year ended December 31, 2001 for filing under the Securities Exchange Act of 1934.

Pursuant to General Instruction D(3) of Form 10-K, the financial statements in the Form 10-K reflect our adoption of Statement of Financial Accounting Standards No. 133, as amended by SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities.

Kindly direct any notice concerning the Form 10-K or any questions or comments regarding our filing to me or Thomas E. Ruszin, Jr. at (410) 783-3610.

Kindly direct all EDGAR matters to Charles W. Starkey at (410) 783-3620.

Our fax number for any communication to all of these individuals is (410) 783-3629.

Very truly yours,

/s/ E. Follin Smith
E. Follin Smith

Enclosure

cc:	H. Christopher Owings, Securities and Exchange Commission
T. E. Ruszin, Jr.
C. W. Starkey